Schedules A and B – Management Agreement – CFST I and CFVIT

SCHEDULE A

As of July 1, 2022

Series	Effective Date
Columbia Funds Series Trust I
Columbia Adaptive Risk Allocation Fund	October 1, 2015
Columbia Balanced Fund	January 1, 2016
Columbia Bond Fund	September 1, 2015
Columbia Connecticut Intermediate Municipal Bond Fund	March 1, 2016
Columbia Contrarian Core Fund	January 1, 2016
Columbia Corporate Income Fund	September 1, 2015
Columbia Dividend Income Fund	October 1, 2015
Columbia Emerging Markets Fund	January 1, 2016
Columbia Global Technology Growth Fund	January 1, 2016
Columbia Greater China Fund	January 1, 2016
Columbia High Yield Municipal Fund	October 1, 2015
Columbia Intermediate Municipal Bond Fund	March 1, 2016
Columbia International Dividend Income Fund	January 1, 2016
Columbia Large Cap Growth Fund	December 1, 2015
Columbia Massachusetts Intermediate Municipal Bond Fund	March 1, 2016
Columbia Multi Strategy Alternatives Fund	October 1, 2015
Columbia New York Intermediate Municipal Bond Fund	March 1, 2016
Columbia Oregon Intermediate Municipal Bond Fund	December 1, 2015
Columbia Real Estate Equity Fund	May 1, 2016
Columbia Select Large Cap Growth Fund	August 1, 2015
Columbia Select Mid Cap Growth Fund	January 1, 2016
Columbia Small Cap Growth Fund	January 1, 2016
Columbia Small Cap Value Fund I	September 1, 2015
Columbia Strategic California Municipal Income Fund	March 1, 2016
Columbia Strategic Income Fund	March 1, 2016
Columbia Strategic New York Municipal Income Fund	March 1, 2016
Columbia Tax-Exempt Fund	December 1, 2015
Columbia Total Return Bond Fund	September 1, 2015
Columbia U.S. Social Bond Fund	December 1, 2015
Columbia U.S. Treasury Index Fund	September 1, 2015
Columbia Ultra Short Term Bond Fund	December 1, 2015
Columbia Value and Restructuring Fund	July 1, 2015
Multi-Manager Alternative Strategies Fund	January 1, 2016
Multi-Manager Growth Strategies Fund	August 1, 2015
Multi-Manager Small Cap Equity Strategies Fund	January 1, 2016
Multi-Manager Total Return Bond Strategies Fund	January 1, 2016

Columbia Funds Variable Insurance Trust	Effective Date
Columbia Variable Portfolio – Contrarian Core Fund	May 1, 2016
Columbia Variable Portfolio – Long Government/Credit Bond Fund	May 1, 2016
Columbia Variable Portfolio – Small Cap Value Fund	May 1, 2016
Columbia Variable Portfolio – Small Company Growth Fund	May 1, 2016
Columbia Variable Portfolio – Strategic Income Fund	May 1, 2016
Variable Portfolio – Managed Volatility Conservative Fund	May 1, 2016
Variable Portfolio – Managed Volatility Conservative Growth Fund	May 1, 2016
Variable Portfolio – Managed Volatility Growth Fund	May 1, 2016

Schedules A and B – Management Agreement – CFST I and CFVIT

SCHEDULE B

Fee Schedule

As of July 1, 2022

For the following funds, the asset charge for each calendar day of each year shall be equal to the total of 1/365th (1/366th in each leap year) of the amount computed in accordance with the fee schedule in the table below:

Fund	Schedule B Effective Date	Net Assets (millions)	Annual rate at each asset level “Asset Charge”
Multi-Manager Alternative Strategies Fund*	January 1, 2016	$0 - $500 >$500 - $1,000 >$1,000 - $3,000 >$3,000 - $6,000 >$6,000 - $12,000 > $12,000	1.100 1.050 1.020 0.990 0.960 0.950	% % % % % %
Columbia Contrarian Core Fund Columbia VP – Contrarian Core	July 1, 2021 July 1, 2022

$0 - $500

>$500 - $1,000

>$1,000 - $1,500

>$1,500 - $3,000

>$3,000 - $6,000

>$6,000 - $12,000

>$12,000 - $15,600

>$15,600 - $20,300

>$20,300 - $26,400

>$26,400 - $34,300

>$34,300 - $44,600

>$44,600 - $58,000

>$58,000

			0.7700 0.7200 0.6700 0.6200 0.6000 0.5800 0.5700 0.5675 0.5650 0.5625 0.5600 0.5575 0.5550	% % % % % % % % % % % % %
Multi-Manager Total Return Bond Strategies Fund Columbia VP – Long Government/Credit Bond Fund	January 1, 2016 May 1, 2016	$0 - $500 >$500 - $1,000 >$1,000 - $2,000 >$2,000 - $3,000 >$3,000 - $6,000 >$6,000 - $7,500 >$7,500 - $9,000 >$9,000 - $12,000 >$12,000 - $20,000 >$20,000 - $24,000 >$24,000 - $50,000 >$50,000	0.500 0.495 0.480 0.460 0.450 0.430 0.415 0.410 0.390 0.380 0.360 0.340	% % % % % % % % % % % %

Schedules A and B – Management Agreement – CFST I and CFVIT

Fund	Schedule B Effective Date	Net Assets (millions)	Annual rate at each asset level “Asset Charge”
Multi-Manager Growth Strategies Fund Columbia Select Large Cap Growth Fund Columbia Large Cap Growth Fund Columbia International Dividend Income Fund	August 1, 2015 December 1, 2015 January 1, 2016	$0 - $500 >$500 - $1,000 >$1,000 - $1,500 >$1,500 - $3,000 >$3,000 - $6,000 >$6,000 - $12,000 >$12,000	0.770 0.720 0.670 0.620 0.600 0.580 0.570	% % % % % % %
Columbia Ultra Short Term Bond Fund	December 1, 2018	All	0.21%
Columbia Multi Strategy Alternatives Fund*	October 1, 2016	$0 - $500 >$500 - $1,000 >$1,000 - $3,000 >$3,000 - $12,000 >$12,000	0.960 0.955 0.950 0.940 0.930	% % % % %
Columbia Adaptive Risk Allocation Fund	October 1, 2015

Category 1

Assets invested in affiliated mutual funds, exchange-traded funds and closed-end funds that pay a management fee (or advisory fee, as applicable) to the Investment Manager.

$0 - $500

>$500 - $1,000

>$1,000 - $3,000

>$3,000 - $12,000

>$12,000

			0.060 0.055 0.050 0.040 0.030	% % % % %

Category 2

Assets invested in exchange-traded funds and mutual funds that are not managed by the Investment Manager or its affiliates.

$0 - $500

>$500 - $1,000

>$1,000 - $3,000

>$3,000 - $12,000

>$12,000

			0.160 0.155 0.150 0.140 0.130	% % % % %

Category 3

Securities, instruments and other assets not described above, including without limitation affiliated mutual funds, exchange-traded funds and closed-end funds that do not pay a management fee to the Investment Manager, third party closed-end funds, derivatives and individual securities.

$0 - $500

>$500 - $1,000

>$1,000 - $1,500

>$1,500 - $3,000

>$3,000 - $6,000

>$6,000 - $12,000

>$12,000

			0.760 0.745 0.730 0.720 0.690 0.665 0.630	% % % % % % %

Schedules A and B – Management Agreement – CFST I and CFVIT

Fund	Schedule B Effective Date	Net Assets (millions)	Annual rate at each asset level “Asset Charge”

Columbia Oregon Intermediate Municipal Bond Fund

Columbia Connecticut Intermediate Municipal Bond Fund

Columbia Massachusetts Intermediate Municipal Bond Fund

Columbia New York Intermediate Municipal Bond Fund

Columbia Strategic California Municipal Income Fund

Columbia Strategic New York Municipal Income Fund

	December 1, 2015 March 1, 2016	$0 - $250 >$250 - $500 >$500 - $1,000 >$1,000 - $3,000 >$3,000 - $6,000 >$6,000 - $7,500 >$7,500 - $12,000 >$12,000	0.470 0.465 0.415 0.380 0.340 0.330 0.320 0.310	% % % % % % % %
Columbia Tax-Exempt Fund Columbia Intermediate Municipal Bond Fund Columbia U.S. Social Bond Fund	December 1, 2015 March 1, 2016 December 1, 2016	$0 - $500 >$500 - $1,000 >$1,000 - $2,000 >$2,000 - $3,000 >$3,000 - $6,000 >$6,000 - $9,000 >$9,000 - $10,000 >$10,000 - $12,000 >$12,000 - $15,000 >$15,000 - $24,000 >$24,000 - $50,000 >$50,000	0.480 0.475 0.445 0.420 0.385 0.360 0.350 0.340 0.330 0.320 0.300 0.290	% % % % % % % % % % % %
Columbia Balanced Fund	July 1, 2022	$0 - $500 >$500 - $1,000 >$1,000 - $1,500 >$1,500 - $3,000 >$3,000 - $6,000 >$6,000 - $12,000 >$12,000 - $15,600 >$15,600 - $20,300 >$20,300 - $26,400 >$26,400 - $34,300 >$34,300 - $44,600 >$44,600	0.7200 0.6700 0.6200 0.5700 0.5500 0.5300 0.5200 0.5175 0.5150 0.5125 0.5100 0.5075	% % % % % % % % % % % %
Columbia Dividend Income Fund	July 1, 2022

$0 - $500

>$500 - $1,000

>$1,000 - $1,500

>$1,500 - $3,000

>$3,000 - $6,000

>$6,000 - $12,000

>$12,000 - $15,600

>$15,600 - $20,300

>$20,300 - $26,400

>$26,400 - $34,300

>$34,300 - $44,600

>$44,600 - $58,000

>$58,000 - 75,400

>$75,400

			0.7200 0.6700 0.6200 0.5700 0.5500 0.5300 0.5200 0.5175 0.5150 0.5125 0.5100 0.5075 0.5050 0.5025	% % % % % % % % % % % % % %

Schedules A and B – Management Agreement – CFST I and CFVIT

Fund	Schedule B Effective Date	Net Assets (millions)	Annual rate at each asset level “Asset Charge”
Columbia Bond Fund Columbia Corporate Income Fund Columbia Total Return Bond Fund	September 1, 2015	$0 - $500 >$500 - $1,000 >$1,000 - $2,000 >$2,000 - $3,000 >$3,000 - $6,000 >$6,000 - $7,500 >$7,500 - $9,000 >$9,000 - $12,000 >$12,000 - $20,000 >$20,000 - $24,000 >$24,000 - $50,000 >$50,000	0.500 0.495 0.480 0.460 0.450 0.430 0.415 0.410 0.390 0.380 0.360 0.340	% % % % % % % % % % % %
Columbia Emerging Markets Fund	July 1, 2017	$0 - $500 >$500 - $1,000 >$1,000 - $1,500 >$1,500 - $3,000 >$3,000 - $6,000 >$6,000 - $12,000 >$12,000	1.100 1.060 0.870 0.820 0.770 0.720 0.700	% % % % % % %
Columbia Global Technology Growth Fund	July 1, 2021	$0 - $500 >$500 - $1,000 >$1,000 -$3,000 >$3,000-$12,000 >$12,000	0.870 0.820 0.770 0.760 0.750	% % % % %
Columbia Greater China Fund	January 1, 2016	$0 - $1,000 >$1,000 - $1,500 >$1,500 - $3,000 >$3,000 - $6,000 >$6,000	0.950 0.870 0.820 0.770 0.720	% % % % %
Columbia High Yield Municipal Fund	October 1, 2015	$0 - $500 >$500 - $1,000 >$1,000 - $2,000 >$2,000 - $3,000 >$3,000 - $6,000 >$6,000 - $7,500 >$7,500 - $10,000 >$10,000 - $12,000 >$12,000 - $15,000 >$15,000 - $24,000 >$24,000 - $50,000 >$50,000	0.540 0.535 0.505 0.480 0.445 0.420 0.410 0.400 0.390 0.380 0.360 0.340	% % % % % % % % % % % %

Schedules A and B – Management Agreement – CFST I and CFVIT

Fund	Schedule B Effective Date	Net Assets (millions)	Annual rate at each asset level “Asset Charge”
Columbia Real Estate Equity Fund	May 1, 2016	$0 - $500 >$500 - $1,000 >$1,000 - $1,500 >$1,500 - $3,000 >$3,000	0.750 0.745 0.720 0.670 0.660	% % % % %
Columbia Select Mid Cap Growth Fund	January 1, 2016	$0 - $500 >$500 - $1,000 >$1,000 - $1,500 >$1,500 - $3,000 >$3,000 - $12,000 >$12,000	0.820 0.770 0.720 0.670 0.660 0.650	% % % % % %
Columbia Small Cap Value Fund I	July 8, 2020	$0 - $500 >$500 - $1,000 >$1,000 - $3,000 >$3,000 - $12,000 >$12,000	0.850 0.800 0.750 0.740 0.730	% % % % %
Columbia Small Cap Growth Fund Columbia VP – Small Cap Value Fund Columbia VP – Small Company Growth Fund Multi-Manager Small Cap Equity Strategies Fund	January 1, 2016 May 1, 2016 July 1, 2017	$0 - $500 >$500 - $1,000 >$1,000 - $3,000 >$3,000 - $12,000 >$12,000	0.870 0.820 0.770 0.760 0.750	% % % % %
Columbia Strategic Income Fund Columbia VP – Strategic Income Fund	March 1, 2016 May 1, 2016

$0 - $500

>$500 - $1,000

>$1,000 - $2,000

>$2,000 - $3,000

>$3,000 - $6,000

>$6,000 - $7,500

>$7,500 - $9,000

>$9,000 - $10,000

>$10,000 - $12,000

>$12,000 - $15,000

>$15,000 - $20,000

>$20,000 - $24,000

>$24,000 - $50,000

>$50,000

			0.600 0.590 0.575 0.555 0.530 0.505 0.490 0.481 0.469 0.459 0.449 0.433 0.414 0.393	% % % % % % % % % % % % % %
Columbia U.S. Treasury Index Fund(1)	September 1, 2015	All	0.400%
VP – Managed Volatility Conservative Fund VP – Managed Volatility Conservative Growth Fund VP – Managed Volatility Growth Fund	May 1, 2016	Category 1 Assets invested in affiliated underlying funds (including ETFs and closed-end funds) that pay a management fee (or advisory fee, as applicable) to the Investment Manager	0.02%

Schedules A and B – Management Agreement – CFST I and CFVIT

Fund	Schedule B Effective Date	Net Assets (millions)	Annual rate at each asset level “Asset Charge”

Category 2

Assets invested in securities (other than affiliated underlying funds (including ETFs and closed end funds) that pay a management fee (or advisory fee, as applicable) to the Investment Manager), including other funds advised by the Investment Manager that do not pay a management fee, third party funds, derivatives and individual securities

$0 - $500

>$500 - $1,000

>$1,000 - $1,500

>$1,500 - $3,000

>$3,000 - $6,000

>$6,000 - $12,000

>$12,000

			0.720 0.670 0.620 0.570 0.550 0.530 0.520	% % % % % % %

*

When calculating asset levels for purposes of determining fee breakpoints, asset levels are based on net assets of the Fund, including assets invested in any wholly-owned subsidiary advised by the Investment Manager (“Subsidiaries”). Fees payable by the Fund under this agreement shall be reduced by any management fees paid to the Investment Manager by any Subsidiaries under separate management agreements with the Subsidiaries.

(1)

The Investment Manager has agreed to pay all operating expenses of the Fund with the exception of brokerage fees and commissions, taxes, interest, fees and expenses of Trustees who are not officers, directors or employees of the Investment Manager or its affiliates, distribution (12b-1) and/or shareholder servicing fees, and any extraordinary non-recurring expenses that may arise, including but not limited to, litigation expenses.

The computation shall be made for each calendar day on the basis of net assets as of the close of the preceding day. In the case of the suspension of the computation of net asset value, the fee for each calendar day during such suspension shall be computed as of the close of business on the last full day on which the net assets were computed. Net assets as of the close of a full day shall include all transactions in shares of the Fund recorded on the books of the Fund for that day.

Schedules A and B – Management Agreement – CFST I and CFVIT

IN WITNESS THEREOF, the parties hereto have executed the foregoing Schedule A and Schedule B as of July 1, 2022.

COLUMBIA FUNDS SERIES TRUST I COLUMBIA FUNDS VARIABLE INSURANCE TRUST

By:	/s/ Daniel J. Beckman
Name: Daniel J. Beckman
Title: President

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:	/s/ Michael G. Clarke
Name: Michael G. Clarke
Title: Head of Global Operations & Investor Services